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                                                                    EXHIBIT 21.1

          SUBSIDIARIES OF COHERENT COMMUNICATIONS SYSTEMS CORPORATION

     As of March 28, 1998, the Registrant had the following subsidiaries:

                            NAME                              PLACE OF INCORPORATION
                            ----                              ----------------------
E. Coherent Communications Systems Limited..................        England
Telecon Acquisition Corporation.............................        Delaware
CCSC International Corporation..............................  St. Thomas U.S.V.I.
Coherent Communications Systems (Japan) Corporation.........        Delaware
Coherent Communications Systems Corporation (NY)............        Delaware